UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2023

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 Donley Drive, Suite 100, Austin, Texas		78758
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed by Astrotech Corporation (the “Company”), on April 15, 2021, a putative stockholder of the Company (the “Plaintiff”) commenced a class action and derivative lawsuit (the “Delaware Action”) in the Delaware Court of Chancery (the “Court”), titled Stein v. Pickens, et al., C.A. No. 2021-0322-NAC.  The Plaintiff in the Delaware Action alleged, among other things, that the Company improperly included broker non-votes in the tabulation of votes counted in favor to approve an amendment to the Company’s Certificate of Incorporation (the “2020 Certificate Amendment”) and, thus the 2020 Certificate Amendment was defective.  As previously disclosed, any potential defect in the 2020 Certificate Amendment was remedied through a Validity Order entered by the Court on October 6, 2021, pursuant to Section 205 of the Delaware General Corporation Law.

On February 11, 2022, the parties to the Delaware Action entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) to resolve the Delaware Action and subsequently amended the Settlement Agreement on December 22, 2022. The Settlement Agreement, as amended, contained customary releases and requires the Company to implement certain corporate governance measures as reflected therein. On February 13, 2023, the Court approved the settlement, awarded the Plaintiff’s attorneys’ fees and expenses of $290,000, and entered a final order and judgment dismissing the Delaware Action with prejudice. The parties to the settlement recognize that entry into the settlement does not constitute an admission of liability, wrongdoing, or any matter of fact or law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

February 16, 2023	By:	/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chief Executive Officer, Chief Technical Officer and Chairman of the Board